                                                                   Exhibit 99(a)

               Cleveland-Cliffs Inc and Consolidated Subsidiaries
                 Schedule II - Valuation and Qualifying Accounts
                              (Dollars in Millions)


                                                                Additions
                                                         -----------------------
                                                          Charged
                                          Balance at      to Cost      Charged                    Balance at
                                          Beginning         And        to Other                      End
               Classification              of Year       Expenses      Accounts     Deductions      of Year
--------------------------------------  ------------- ------------  ------------   ------------ ---------------

Year Ended December 31, 1998:
    Reserve for Capacity
      Rationalization                         $19.9         $ --        $  --           $10.4        $ 9.5
    Allowance for Doubtful Accounts             1.0          1.2           --              --          2.2
    Other                                       7.4           --           --             3.3          4.1

Year Ended December 31, 1997:
    Reserve for Capacity
      Rationalization                         $33.7         $4.2        $  --           $18.0        $19.9
    Allowance for Doubtful Accounts             1.1           --           --              .1          1.0
    Other                                       8.3           .1           --             1.0          7.4

Year Ended December 31, 1996:
    Reserve for Capacity
      Rationalization                         $34.8         $6.6        $  --           $ 7.7        $33.7
    Allowance for Doubtful Accounts             7.7           --           --             6.6          1.1
    Other                                      12.8           .7          1.5             6.7          8.3









Additions charged to other accounts in 1996 were charged to revenues.

Deductions to the reserve for capacity rationalization represent charges associated with idle expense in 1998, 1997 and 1996. Deductions to the allowance for doubtful accounts in 1996 represent write-off of bankruptcy receivables against the reserve.





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